UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant  ☑                         Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to § 240.14a-12

PRGX GLOBAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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Employee E-mail

Sent: Thursday, December 24, 2020 11:29 AM

To: PRGX Worldwide (All)

Subject: FROM RON”S DESK: Ardian Enters into Definitive Agreement to Acquire PRGX

PRGX Global Employees:

Moments ago, PRGX issued a press release announcing that we have entered into an agreement to be acquired by Ardian. Since PRGX is a publicly traded company, I could not share this news with you until we made the public announcement. You can read the press release by visiting our website.

Ardian is a highly regarded global private investment house with over 700 employees managing over $103B in assets across Europe, the Americas, Asia, and the Middle East. They are known for supporting the management teams of organizations they own to build sustainable and growing companies. Ardian’s interest in PRGX is a testament to the outstanding work of our team and the value we bring to our clients. The senior leadership team and I are excited to partner with such a reputable firm.

The shift from public to private allows us to eliminate the cost and considerable effort associated with being a publicly traded company and provides access to capital to invest in growth. I’m looking forward to partnering with Ardian to:

1.	Expedite our business transformation, including the launch and roll-out of the VerigonTM Solution Suite;

2.	Continue investing in improved audit and analytics processes and innovation;

3.	Increase talent development to ensure our team are fully prepared to support evolving client needs; and

4.	Define and execute on our mid- and long-term business strategy.

So, what happens next? Within the next fifteen days, Ardian and PRGX will begin preparing the proxy statement and follow the process in the merger agreement to acquire all shares of PRGX from our shareholders. The transaction is expected to close in the spring of 2021.

Our jobs are the same today as they were yesterday. It’s important that we continue operating in a business-as-usual mode – our clients remain our top priority and are counting on us. While this is exciting news, we must not become distracted by it; rather, we must remain focused on operating the business in the ordinary course in every respect.

I am sure you have many questions about this announcement, and we will try to address those by (1) attaching a Frequently Asked Questions document for you to read, (2) asking your department leader to schedule a team meeting with your group later today, and (3) scheduling two company-wide webcasts. Please attend one of the webcasts if at all possible, as I would like to address your questions in real-time.

Throughout this process, it is important that PRGX speaks with a consistent message. If you receive inquiries from external parties, such as investors or the media, please do not attempt to respond on your own; instead, please forward any financial inquiries to investor-relations@prgx.com and any media inquiries to our Chief Marketing Officer, Carol O’Kelley. Client questions can be answered by our client account leads or escalated to Tony Massanelli for commercial or James Sly for retail.

Each of you has been a part of building PRGX into a great company. Ardian’s offer recognizes the value of our company and provides us with more opportunity than ever to do what we do best. Thank you for all you do for PRGX. I look forward to speaking with you on the webcasts.

Sincerely,

Ron Stewart

CEO

Additional Information and Where to Find It

In connection with the proposed merger, PRGX intends to file a proxy statement with the SEC in connection with its solicitation of proxies regarding the shareholder vote to approve the merger. PRGX SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE PROXY CARD AND ANY OTHER RELATED MATERIALS FILED WITH THE SEC WHEN THESE DOCUMENTS BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. Shareholders of PRGX will be able to obtain a free copy of these documents (when they become available) and other documents filed by PRGX with the SEC at the SEC’s website at www.sec.gov. In addition, PRGX shareholders will be able to obtain a free copy of the proxy statement and all related documents filed by PRGX with the SEC (when they become available) from PRGX’s website at www.prgx.com.

Participants in the Solicitation

PRGX and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from PRGX’s shareholders in connection with the proposed transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of PRGX’s executive officers and directors in the solicitation by reading PRGX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 12, 2020, and its definitive proxy statement for the 2020 annual meeting of shareholders, which was filed with the SEC on April 29, 2020 (the “2020 Proxy Statement”). To the extent that holdings of PGRX’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger, which may, in some cases, be different than those of PRGX’s shareholders generally, will be included in the proxy statement relating to the proposed merger when it is filed by PRGX with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and PRGX’s website at www.prgx.com.

Forward-Looking Statements

In addition to historical information, this document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the completion of the transaction and timing for closing, the benefits expected from the transaction, and PRGX’s current expectations and projections relating to its future performance and business following closing. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of PRGX to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to differ materially from those in the forward-looking statements include: the risks that the transaction will not close in the timeframe expected, or at all; the risk that the expected benefits and effects of the transaction will not be achieved; the risk that the requisite number of PRGX shareholders fail to approve the transaction; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that PRGX’s business will suffer due to uncertainty related to the transaction; and other general economic and business risks. For a discussion of other risk factors that may impact PRGX’s business, please see PRGX’s filings with the SEC. PRGX disclaims any obligation or duty to update or modify these forward-looking statements.

600 Galleria Parkway, Suite 100

Atlanta, GA 30339

www.prgx.com

CONFIDENTIALITY NOTICE

This message (including any attachments) contains information that may be confidential. If you are not the intended recipient (or authorized to receive messages for the intended recipient), you are hereby notified that you may not read, print, or retain this message or any attachment, and that any disclosure, copying, distribution or use of any of the information contained in or attached to this message is strictly prohibited. If you have received this message in error, please immediately advise the sender by reply e-mail, and destroy the original and all copies of the original message (including any attachments).

EMPLOYEE FREQUENTLY ASKED QUESTIONS

Transaction-related questions

1.	Who is Ardian and what do they do?

Ardian is a world-leading private investment house with assets of US$103 billion managed or advised in Europe, the Americas and Asia. The company is majority-owned by its employees. It keeps entrepreneurship at its heart and focuses on delivering excellent investment performance to its global investor base. Through its commitment to shared outcomes for all stakeholders, Ardian’s activities fuel individual, corporate and economic growth around the world. Holding close its core values of excellence, loyalty and entrepreneurship, Ardian maintains a truly global network, with more than 700 employees working from fifteen offices across Europe (Frankfurt, Jersey, London, Luxembourg, Madrid, Milan, Paris and Zurich), the Americas (New York, San Francisco and Santiago) and Asia (Beijing, Singapore, Tokyo and Seoul). It manages funds on behalf of around 1,000 clients through five pillars of investment expertise: Fund of Funds, Direct Funds, Infrastructure, Real Estate and Private Debt.

2.	What does it mean to be acquired by Ardian?

Ardian and PRGX have entered into a merger agreement whereby Ardian will acquire all of the outstanding PRGX shares. Once the transaction is complete, Ardian will be the owner of PRGX and will operate the company as a privately held company instead of as a publicly traded one.

3.	Why is PRGX being acquired?

PRGX is in the midst of a multi-year business transformation, which requires a long-term view on investing in growth. The Board of Directors explored various strategic alternatives and carefully considered the best way to ensure PRGX could achieve that transformation. Ultimately, they determined that a transaction with Ardian was in the best interest of PRGX shareholders and that by partnering with Ardian, the company could prioritize the investments in its business transformation that have a longer-term ROI.

4.	Why was Ardian interested in PRGX?

After reviewing PRGX’s recent financial success and the company’s strategic vision, Ardian was excited about the potential for future growth for PRGX. Ardian’s investment philosophy prioritizes logical, mid- to long-term investment in initiatives that will drive profitable growth. They believe accelerating PRGX’s business transformation will deliver that profitable growth.

5.	Who is leading this transition?

The PRGX Executive Management Team will lead the transition with strong support from leaders throughout our company and Ardian.

6.	Why weren’t we told about this until now?

As a publicly traded company, we are restricted from broadly sharing material, non-public information about the company. We could not share information about the transaction until it was disclosed publicly.

1-888-799-7976	600 Galleria Parkway | Suite 100 | Atlanta GA 30039

7.	Is PRGX still a public company?

PRGX will remain a publicly traded company until shareholders have an opportunity to review, assess, respond to, and ultimately, approve the transaction. After these steps are completed, PRGX will become privately held and its stock will no longer be listed or traded on a securities exchange. The deal is expected to close in early 2021, after all closing conditions are met.

8.	What steps are necessary before the transaction is completed?

As announced today, Ardian and PRGX have entered into a merger agreement. Once all closing conditions are met and the PRGX shareholders approve the proposed transaction, Ardian and PRGX will complete the merger.

9.	What are Ardian’s goals and expectations?

Ardian invested in PRGX on the basis of our long-term business plan and expects us to execute and deliver on that plan. They support our mission of becoming the highest-performing and most efficient recovery audit firm in the world. The Ardian team wants to help PRGX evolve our core business from a contingency fee-oriented, post-audit recovery audit provider to a pre-payment, error prevention, subscription-oriented business partner. In the near term, they’ve asked us to remain focused on client delivery, to ensure a seamless transition.

10.	How can I learn more about the terms of the acquisition?

PRGX intends to file a proxy statement with the SEC in connection with its solicitation of proxies regarding the shareholder vote to approve the merger. Interested parties, including employees, will be able to obtain a free copy of these documents (when they become available) and other documents filed by PRGX with the SEC at the SEC’s website at www.sec.gov.

Job-related questions

1.	Will I still be eligible for my 2020 bonus?

Any bonus for 2020 will be paid according to the terms of the incentive plan put into place earlier this year.

2.	Will my benefits change?

At this time, no changes are planned to employee benefits as a result of the transaction. However, we regularly review our employee benefits plans and make changes as necessary to remain competitive. This is a normal process that will continue.

3.	I have planned a vacation that my manager has approved, can I still take the time off?

Yes. You should continue to follow the same processes when taking time off from work.

4.	Will I have to relocate?

No relocations are anticipated as part of this transaction.

5.	I work for PRGX on a work visa. How does the transaction affect the visa?

Since this transaction does not result in a change in employment, there is no impact to work visas.

1-888-799-7976	600 Galleria Parkway | Suite 100 | Atlanta GA 30039

6.	Are we closing offices because of the transaction?

We are continuing to operate without any changes to physical office locations. However, we regularly evaluate our office locations relative to business demands in a geography and leases that are expiring.

7.	Will we still be headquartered in Atlanta?

Yes.

8.	Will I still work with the same team?

Yes, unless a business need requires shifting of resources to meet client demands.

9.	Will my job responsibilities change because of this transaction?

For the vast majority of PRGX employees, no. Any change in job responsibilities will be due to needs of the business and not related to this transaction.

10.	Will my date of hire change?

No. You will retain your current service date.

11.	Do I work for PRGX or Ardian?

All employees work for PRGX. This transaction does not result in a change of employer.

12.	Will the company name change?

No. Our company name is respected and well known in the recovery audit industry.

13.	Do I need to complete new employment documents?

No. This transaction does not result in a change in employment.

14.	Am I required to undergo another background check?

No. This transaction does not result in a change in employment.

15.	Does this impact my goals or the projects I am working on?

No. You should continue to stay focused on completing your goals and projects. Business needs will drive any changes to goals and projects. If there is a shift your manager will let you know.

16.	Who should I contact if I have questions?

You should address all questions to your manager, your department leader, or Human Resources.

17.	How does this impact the talent development work that is underway?

There is no impact to the talent development work that is underway. This process will continue as planned.

1-888-799-7976	600 Galleria Parkway | Suite 100 | Atlanta GA 30039

18.	How does this impact our diversity, equality, and inclusion initiatives?

There is no impact to the diversity, equality, and inclusion work that is underway. This process will continue as planned.

19.	Will we still work from home?

Except for our offices that have already reopened, we have no set date for returning to offices. The leaders in your area will notify you at least two weeks prior to the date your office is scheduled to open. Until then, we will maintain the work-from-home arrangement.

20.	What do I need to do between now and when the transaction is finalized?

It is critical that we all stay focused on running the business and delivering value to our clients. Continue to perform in your role as you would if a transaction had not been announced.

21.	How often will I receive information on how things are going?

We will periodically send updates letting everyone know how things are progressing and to inform you of any changes that may be made.

Business-related questions

1.	How does this impact our strategy?

2021 marks the start of a new phase of our company’s journey that will accelerate the delivery of our mission to reach wider, dig deeper, and act faster to help companies get more value out of their source-to-pay data. By partnering with Ardian, we expect to expedite the roll-out of the PRGX Verigon™ Solution Suite, continue investing in improved audit and analytics processes, continue developing talent to ensure our team is fully prepared to support evolving client needs, and increasingly focus on our mid to long-term business strategy – all meaningful investments designed to help clients unlock working capital and improve earnings.

2.	What involvement will the new owners have with PRGX?

Ardian is committed to the success of PRGX and plans to provide support to PRGX, so we meet our strategic goals more quickly. They do not expect to have day-to-day operational roles.

3.	What do I do if someone from the media asks me about the transaction?

If a member of the media asks you for information about this transaction or anything else related to PRGX, you must refer them to Carol O’Kelley, PRGX’s CMO.

Client-related questions

1.	How and when are clients being notified of the transaction?

Today, client account leads are contacting each PRGX client via email and then following up with a phone call.

1-888-799-7976	600 Galleria Parkway | Suite 100 | Atlanta GA 30039

2.	What can I say to clients who call with questions about the transaction?

Please re-direct any client questions to the client account lead for that account. If a client approaches you with questions, please follow up with the client account lead to let them know about the questions, so the client account lead can follow up.

3.	How will the transaction impact our clients?

On a day-to-day basis, clients will not experience any change in the way they do business with PRGX. As we transition to becoming a private entity, both Ardian and PRGX are fully committed to ensuring PRGX remains innovative and responsive to client needs. Our top priority is seamless service for all of our clients. Therefore, it’s important that all employees continue operating in a business-as-usual mode – our clients are counting on us. While this is exciting news, we must not become distracted by it; rather we must remain focused on operating the business in every respect.

Additional Information and Where to Find It

In connection with the proposed merger, PRGX intends to file a proxy statement with the SEC in connection with its solicitation of proxies regarding the shareholder vote to approve the merger. PRGX SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE PROXY CARD AND ANY OTHER RELATED MATERIALS FILED WITH THE SEC WHEN THESE DOCUMENTS BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER, BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS AND THE PARTIES THERETO. Shareholders of PRGX will be able to obtain a free copy of these documents (when they become available) and other documents filed by PRGX with the SEC at the SEC’s website at www.sec.gov. In addition, PRGX shareholders will be able to obtain a free copy of the proxy statement and all related documents filed by PRGX with the SEC (when they become available) from PRGX’s website at www.prgx.com.

Participants in the Solicitation

PRGX and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from PRGX’s shareholders in connection with the proposed transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of PRGX’s executive officers and directors in the solicitation by reading PRGX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 12, 2020, and its definitive proxy statement for the 2020 annual meeting of shareholders, which was filed with the SEC on April 29, 2020 (the “2020 Proxy Statement”). To the extent that holdings of PGRX’s securities have changed since the amounts printed in the 2020 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals in the proposed merger, which may, in some cases, be different than those of PRGX’s shareholders generally, will be included in the proxy statement relating to the proposed merger when it is filed by PRGX with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and PRGX’s website at www.prgx.com.

Forward-Looking Statements

In addition to historical information, this document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the completion of the transaction and timing for closing, the benefits expected from the transaction, and PRGX’s current expectations and projections relating to its future performance and business following closing. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of PRGX to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could cause actual results to

1-888-799-7976	600 Galleria Parkway | Suite 100 | Atlanta GA 30039

differ materially from those in the forward-looking statements include: the risks that the transaction will not close in the timeframe expected, or at all; the risk that the expected benefits and effects of the transaction will not be achieved; the risk that the requisite number of PRGX shareholders fail to approve the transaction; the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the risk that PRGX’s business will suffer due to uncertainty related to the transaction; and other general economic and business risks. For a discussion of other risk factors that may impact PRGX’s business, please see PRGX’s filings with the SEC. PRGX disclaims any obligation or duty to update or modify these forward-looking statements.

1-888-799-7976	600 Galleria Parkway | Suite 100 | Atlanta GA 30039